UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 4, 2015

HomeAway, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35215	20-0970381
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1011 W. Fifth Street, Suite 300

Austin, Texas 78703

(Address of principal executive offices, including zip code)

(512) 684-1100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Approval of Accelerated Vesting to Brian Sharples Equity Awards

On November 4, 2015, the Compensation Committee of the Board of Directors of HomeAway, Inc. (the “Company”) approved the full single-trigger accelerated vesting of all of the outstanding stock options, restricted stock units and restricted stock awards of the Company (the “Equity Awards”) held by Brian H. Sharples, the President and Chief Executive Officer of the Company, effective immediately prior to the occurrence of the First Effective Time.

Capitalized terms used but not otherwise defined herein shall have the meaning given to them in the Agreement and Plan of Reorganization (the “Merger Agreement”) entered into by and among the Company, Expedia, Inc., a Delaware corporation (“Expedia”) and HMS 1 Inc., a Delaware corporation and a direct wholly owned subsidiary of Expedia. The Merger Agreement is filed as Exhibit 2.1 to the Company’s Form 8-K filed November 4, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOMEAWAY, INC.

Date: November 10, 2015	By:	/s/ Melissa Frugé
Melissa Frugé Senior Vice President, General Counsel and Secretary